EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Extends Talapoosa Option Agreement

Coeur d’Alene, Idaho – October 20, 2016 – Timberline Resources Corporation (OTCQB: TLRS; TSX-V: TBR) (“Timberline” or the “Company”) is pleased to announce that the Company has successfully restructured the terms of its option agreement (the “Option Agreement”) with Gunpoint Exploration Ltd. (TSX-V: GUN) (“Gunpoint”) to acquire 100% of the Talapoosa gold project in Nevada (the “Talapoosa Option”).

The Company’s primary objective in restructuring the Option Agreement was achieved by extending the option exercise period from September 12, 2017 to March 31, 2019 (the “Option Exercise Closing Date”). The requirement to pay Gunpoint US$10 million by September 12, 2017 has now been modified and extended to March 31, 2019, thereby allowing near-term expenditures to be focused toward advancement of the Talapoosa gold project.

The following summarizes the amended terms of the Option Agreement:

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Payment of US$1 million and one million common shares of the Company by March 31, 2017;

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Payment of US$2 million and one million common shares of the Company by March 31, 2018;

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A final payment of US$8 million and 1.5 million common shares of the Company on March 31, 2019;

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Timberline agrees to undertake cumulative project expenditures of a minimum of US$7.5 million by December 31, 2018;

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Elimination of Timberline’s US$3 million purchase option of the 1% net smelter return royalty (“NSR”) retained by Gunpoint upon Timberline’s acquisition of Talapoosa; and,

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The contingent payment based on escalating gold prices in the Option Agreement has been revised such that if gold prices average greater than or equal to US$1,600 over any 90 day period (“Trigger Event”) within a 5-year period commencing on the Option Exercise Closing Date, Timberline will pay Gunpoint an additional payment of US$10 million of which a minimum of US$5 million will be payable within six months of the Trigger Event, and the remaining US$5 million payable within twelve months of the Trigger Event, with both payments payable with 50% in cash and 50% in shares at Timberline’s discretion.

Timberline’s President and Chief Executive Officer, Steven Osterberg, commented, “We are very pleased to have extended the Talapoosa purchase option exercise date, which will allow for the completion of additional drilling, metallurgical testing, engineering, and permitting. It is anticipated that these required project expenditures will provide for more rapid advancement toward development as an open-pit, heap leach operation. Given Talapoosa’s advanced stage and favorable jurisdiction, we are excited to move forward with this gold project that already has over 1.3 million ounces of gold defined and clear growth potential by way of further drilling.  We appreciate the flexibility and willingness of Gunpoint’s Board of Directors to provide this extension, and we look forward to working with them as they continue as a very significant and supportive Timberline shareholder.”

Talapoosa Highlights:

Timberline previously reported the results of a positive Preliminary Economic Assessment (“PEA”), dated April 27, 2015, carried out on the Talapoosa project.  Several key findings in the PEA support the Project’s low-risk profile and robust economic potential, including:

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Established Canadian National Instrument 43-101 (“NI 43-101”) resource consisting of 1,012,802 ounces (oz) of gold (28.4M @ tonnes 1.11 g/t) in the Measured & Indicated Resources (M&I) categories, with an additional 233,532 oz of gold (10.2M tonnes @ 0.72 g/t) in the Inferred Resource category;

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Partially permitted open-pit, heap-leach project with extensive historical engineering work;

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After-tax NPV5% of $136 million and 39% IRR at $1,150/oz gold price and $16/oz silver Price;

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Estimated average annual production of 55,000 oz of gold and 679,000 oz of silver for 11 years;

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Life of mine all-in sustaining costs of $599/oz gold(net of silver by-product at $16/oz silver price); and

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Low initial capital of $51 million required to achieve production.

PEA Disclaimer

The PEA is preliminary in nature, and the economic analysis it presents is based, in part, on Inferred Resources that are considered too speculative geologically to have mining and economic considerations applied to them that would enable them to be categorized as Mineral Reserves.  Estimates of Inferred Resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases.  There is no certainty that the economic forecasts contained within the PEA will be realized.  Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability.

All currency figures are in US Dollars (US$ or $) unless otherwise stated.

About Timberline Resources

Timberline Resources Corporation is focused on advancing district-scale gold exploration and development projects in Nevada, including its Talapoosa project in Lyon County where the Company has completed and disclosed a positive preliminary economic assessment.  Timberline also controls the 23 square-mile Eureka project lying on the Battle Mountain-Eureka gold trend.  At Eureka, the Company continues to advance its Lookout Mountain and Windfall project areas.  Exploration potential occurs within three separate structural-stratigraphic trends defined by distinct geochemical gold anomalies.  Timberline also owns the Seven Troughs property in northern Nevada, known to be one of the state's highest grade, former producers.

Timberline is listed on the OTCQB where it trades under the symbol "TLRS" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding option payments and payment dates, terms of the option, including contingent payment and terms of such payment, completion of additional drilling, metallurgical testing, engineering and permitting, rapid advancement of Talapoosa, growth potential, financial and operating results from the PEA, continuing development of district-scale projects in Nevada, advancement of projects, and

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exploration potential.  When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend", "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to changes in the Company’s business resulting in changes in the use of proceeds, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2015.  Except as required by law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For Further Information, Please Contact:

Steven A. Osterberg

President and CEO

Tel:   208-664-4859

E-mail:  info@timberline-resources.com

Website:  www.timberline-resources.com

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